Exhibit 99.1

FINANCIAL NEWS
Sanmina Reports Third Quarter Fiscal 2026 Financial Results
San Jose, CA – July 27, 2026. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the third quarter ended June 27, 2026 and outlook for its fourth fiscal quarter ending October 3, 2026.

Third Quarter Fiscal 2026 Financial Highlights •Revenue: $3.46 billion •GAAP operating margin: 6.4% •GAAP diluted EPS: $2.12 •Non-GAAP(1) operating margin: 8.0% •Non-GAAP(1) diluted EPS: $3.31
Additional Highlights •Cash flow from operations: $124 million •Free cash flow(2): $24 million •Ending cash and cash equivalents: $1.84 billion
(1)See Schedule 1 below for information regarding the items excluded from and our use of non-GAAP financial measures. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.
(2)Free cash flow is defined as net cash provided by operating activity adjusted for net purchases of property and equipment. See Condensed Consolidated Cash Flow Statement included in the financial statements furnished with this release.
“We delivered another great quarter. Revenue was at the high end of our outlook, while non-GAAP operating margin and non-GAAP diluted EPS exceeded our outlook,” stated Jure Sola, Chairman and CEO of Sanmina Corporation.
“During the quarter, we secured more customer orders in both core Sanmina and ZT Systems, expanded our capabilities, increased capacity and made progress in achieving additional synergies through vertical integration. We have established a strong foundation and continue to make strategic investments to support future growth. As momentum builds across our business, we see strong demand for fiscal 2027, with growth ramping throughout the year and into fiscal 2028.”

Fourth Quarter Fiscal 2026 Outlook
Revenue:	$3.3 billion - $3.6 billion
Non-GAAP operating margin(3):	7.5% - 8.0%
Non-GAAP diluted EPS(3):	$3.05 - $3.35

Fiscal 2026 Outlook
	Prior	Updated
Revenue:	$13.7 billion - $14.3 billion	$14.0 billion - $14.3 billion
Non-GAAP operating margin(3):	6.3% - 6.6%	6.85% - 7.25%
Non-GAAP diluted EPS(3):	$10.75 - $11.35	$11.90 - $12.20
(3)This is a forward-looking non-GAAP financial measure that cannot be reconciled to its equivalent GAAP financial measure without unreasonable effort.

Safe Harbor Statement
The statements above relating to anticipated demand during fiscal 2027 and into fiscal 2028, and our financial outlook for the fourth quarter fiscal 2026 and fiscal year 2026, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including the risk that the integration of and expected benefits from the ZT Systems acquisition may not be realized or may take longer to realize than anticipated; adverse changes in the key markets we target, in particular the cloud and AI infrastructure sectors; the impact of recent or future changes in tariffs and trade policy, which may adversely affect our costs, supply chain, and customer demand; our reliance on a limited number of customers for a substantial portion of our sales; risks arising from our international operations and expansion into new geographic markets; geopolitical uncertainty, including relating to the conflict in the Middle East, and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.
The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.
Company Conference Call Information
Sanmina will hold a conference call to review its financial results for the third quarter and outlook for the fourth quarter of fiscal 2026 on Monday, July 27, 2026 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 800-836-8184 and international 646-357-8785. The conference call will also be webcast live over the Internet. You can log on to the live webcast at Q3'26 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 888-660-6345 and international 646-517-4150, access code is 70899#.
About Sanmina
Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial and energy, medical, defense and aerospace, automotive and transportation, communications networks, and cloud and AI infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.
Sanmina Contact
Paige Melching
SVP, Investor Communications
408-964-3610

Sanmina Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
(Unaudited)

	June 27, 2026	September 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,844,942	$926,267
Accounts receivable, net	1,986,682	1,400,129
Contract assets	522,364	425,944
Inventories	3,152,247	1,988,462
Prepaid expenses and other current assets	322,179	124,656
Total current assets	7,828,414	4,865,458
Property, plant and equipment, net	1,051,414	682,354
Deferred income tax assets	320,224	171,218
Goodwill	121,889	30,386
Other assets	417,793	108,757
Total assets	$9,739,734	$5,858,173
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,452,745	$1,578,895
Accrued liabilities	366,525	179,605
Deferred revenue and customer advances	1,149,752	878,474
Accrued payroll and related benefits	212,858	167,541
Short-term debt, including current portion of long-term debt	215,000	17,500
Total current liabilities	4,396,880	2,822,015
Long-term liabilities:
Long-term debt	1,957,310	282,974
Other liabilities	625,919	214,021
Total long-term liabilities	2,583,229	496,995

Stockholders' equity	2,759,625	2,539,163
Total liabilities and stockholders' equity	$9,739,734	$5,858,173

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net sales	$3,464,016	$2,041,562	$10,666,980	$6,031,990
Cost of sales	3,100,711	1,860,512	9,707,522	5,506,790
Gross profit	363,305	181,050	959,458	525,200

Operating expenses:
Selling, general and administrative	109,331	69,542	337,766	216,700
Research and development	8,267	8,078	24,916	22,418
Acquisition, integration and others	21,075	7,080	137,022	7,080
Amortization of intangibles	1,831	—	4,883	—
Restructuring	1,576	473	3,040	2,899
Total operating expenses	142,080	85,173	507,627	249,097

Operating income	221,225	95,877	451,831	276,103

Interest income	9,800	4,200	26,291	11,319
Interest expense	(32,464)	(4,981)	(89,324)	(14,961)
Other income (expense), net	(6,809)	(3,686)	(4,326)	(6,370)
Interest and other, net	(29,473)	(4,467)	(67,359)	(10,012)

Income before income taxes	191,752	91,410	384,472	266,091
Provision for income taxes	66,444	18,522	109,594	51,804
Net income before noncontrolling interest	125,308	72,888	274,878	214,287
Less: Net income attributable to noncontrolling interest	8,179	4,272	14,817	16,460
Net income attributable to common shareholders	$117,129	$68,616	$260,061	$197,827

Net income attributable to common shareholders per share:
Basic	$2.17	$1.28	$4.81	$3.66
Diluted	$2.12	$1.26	$4.71	$3.58

Weighted-average shares used in computing per share amounts:
Basic	53,861	53,614	54,118	54,074
Diluted	55,133	54,493	55,254	55,285

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025

GAAP Operating income	$221,225	$157,008	$95,877
GAAP Operating margin	6.4%	3.9%	4.7%
Adjustments:
Stock compensation expense (1)	24,817	24,066	16,081
Amortization of intangible assets (2)	2,431	2,332	—
Acquisition, integration and others (3)	21,075	72,584	7,080
Legal (4)	4,650	—	—
Restructuring and other	1,576	794	(3,335)
Non-GAAP Operating income	$275,774	$256,784	$115,703
Non-GAAP Operating margin	8.0%	6.0%	5.7%

GAAP Net income attributable to common shareholders	$117,129	$93,646	$68,616
Adjustments:
Operating income adjustments (see above)	54,549	99,776	19,826
Adjustments for taxes (5)	11,025	(19,497)	(4,849)
Non-GAAP Net income attributable to common shareholders	$182,703	$173,925	$83,593

GAAP Net income attributable to common shareholders per share:
Basic	$2.17	$1.72	$1.28
Diluted	$2.12	$1.70	$1.26
Non-GAAP Net income attributable to common shareholders per share:
Basic	$3.39	$3.20	$1.56
Diluted	$3.31	$3.16	$1.53
Weighted-average shares used in computing per share amounts:
Basic	53,861	54,331	53,614
Diluted	55,133	55,108	54,493

(1) Stock compensation expense
Cost of sales	$6,542	$5,535	$4,956
Selling, general and administrative	17,922	18,127	10,811
Research and development	353	404	314
Total	$24,817	$24,066	$16,081

(2)	Relates to amortization of intangible assets acquired from the ZT acquisition.

(3)
Q3'26 and Q2'26 results include a $13M and $59M fair value adjustment to contingent consideration, respectively, alongside certain employee compensation and professional services related to the ZT acquisition.

(4)	Represents expense recorded in connection with the settlement in principle of a legal matter.

(5)	Adjustments for taxes include the tax effects of the various adjustments we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.

Sanmina Corporation
Condensed Consolidated Cash Flow
(in thousands)
(GAAP)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net income before noncontrolling interest	$125,308	$72,888	$274,878	$214,287
Depreciation and intangibles amortization	48,201	29,760	134,817	89,813
Amortization of inventory fair value adjustment	—	—	49,000	—
Deferred income taxes	8,579	2,456	54,976	6,990
Change in fair value of contingent consideration	13,000	—	72,000	—
Other, net	26,606	11,380	72,638	41,921
Net change in net working capital	(97,203)	84,298	43,668	68,567
Cash provided by operating activities	124,491	200,782	701,977	421,578

Purchases of investments	—	(60)	—	(14,700)
Proceeds from sales of investments	—	—	8,710	49,309
Net purchases of property, plant and equipment	(100,806)	(32,604)	(244,196)	(80,172)
Cash paid for business acquisition, net of cash acquired and working capital settlement received	242,781	—	(1,114,152)	—
Cash provided by (used in) investing activities	141,975	(32,664)	(1,349,638)	(45,563)

Proceeds from long-term debt	—	—	2,200,000	—
Repayment of borrowings	—	(4,375)	(301,875)	(13,125)
Repurchases of common stock	—	(13,491)	(239,244)	(113,944)
Payments for tax withholding on stock-based compensation	(3,527)	(892)	(59,602)	(38,547)
Debt issuance costs	(638)	—	(29,341)	—
Cash provided by (used in) financing activities	(4,165)	(18,758)	1,569,938	(165,616)

Effect of exchange rate changes	(866)	1,640	(1,278)	1,461

Net change in cash, cash equivalents and restricted cash equivalents	$261,435	$151,000	$920,999	$211,860

Free cash flow:
Cash provided by operating activities	$124,491	$200,782	$701,977	$421,578
Net purchases of property, plant and equipment	(100,806)	(32,604)	(244,196)	(80,172)
	$23,685	$168,178	$457,781	$341,406

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income and earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition, Integration and Other Expenses, which consist of employee severance, lease termination costs, exit costs, environmental investigation, remediation and related employee costs and other charges primarily related to closing and consolidating manufacturing facilities, and those associated with the acquisition, integration and other expenses of acquired businesses including fair value adjustments related to contingent consideration liability, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges for Goodwill and Other Assets, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, and gains and losses on sales of assets, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates. In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.